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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports on Trump Atlantic City Associates for the year ended December 31, 1996 and Trump Atlantic City Funding III, Inc. as of December 31, 1997 and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey

January 9, 1998